UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2026

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on March 12, 2026 (the “Annual Meeting”).  The shareholders:

●	elected all eight of the Company’s nominees for director to serve until the next Annual Meeting of Shareholders;
●	approved, on an advisory basis, the compensation for the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting; and
●	ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2026.

Shares were voted on these proposals as follows:

	For	Withheld	Broker Non-Votes
Election of Directors:
Michael Doar	3,711,646	150,673	995,520
Cynthia Dubin	3,728,272	134,047	995,520
Timothy J. Gardner	3,690,177	172,142	995,520
Lawrence G. Keyler	3,728,250	134,069	995,520
Richard Porter	3,403,565	458,754	995,520
Benjamin Rashleger	3,728,776	133,543	995,520
Janaki Sivanesan	3,721,628	140,691	995,520
Gregory S. Volovic	3,723,604	138,715	995,520

	For	Against	Abstentions	Broker Non-Votes
Advisory vote to approve executive compensation:	3,596,966	141,517	123,835	995,520

	For	Against	Abstentions	Broker Non-Votes
Ratification of appointment of public accounting firm:	4,801,753	41,781	14,305	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2026

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Treasurer & Chief Financial Officer